Exhibit 99

Form 3 Joint Filer Information

Date of Event Requiring Statement:	February 12, 2010

Issuer Name and Ticker or Trading Symbol:	Ruth’s Hospitality Group, Inc., RUTH

Designated Filer:	Bruckmann, Rosser, Sherrill & Co. III, L.P.

Other Joint Filers:	BRS Coinvestor III, L.P.
126 East 56th Street, 29th Floor
New York, NY 10022

BRS GP III, L.P.
126 East 56th Street, 29th Floor
New York, NY 10022

Bruckmann, Rosser, Sherrill & Co. III, L.L.C.
126 East 56th Street, 29th Floor
New York, NY 10022

BRS Coinvestor GP III, L.L.C.
126 East 56th Street, 29th Floor
New York, NY 10022

Signatures:	BRUCKMANN, ROSSER, SHERRILL & CO. III, L.P.

By: BRS GP III, L.P.
as its General Partner

By: Bruckmann, Rosser, Sherrill & Co. III, L.L.C.
as its General Partner

	By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

BRS GP III, L.P.

By: Bruckmann, Rosser, Sherrill & Co. III, L.L.C.
as its General Partner

	By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

BRUCKMANN, ROSSER, SHERRILL & CO. III, L.L.C.

By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

BRS COINVESTOR III, L.P.

By: BRS Coinvestor GP III, L.L.C.
as its General Partner

By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager

BRS COINVESTOR GP III, L.L.C.

By:	/s/ Harold O. Rosser II
Name: Harold O. Rosser II
Title: Manager